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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


              Date of Report (Date of earliest event reported):
                                 June 30, 1995


                                 BAYBANKS, INC.
             (Exact name of registrant as specified in its charter)



         Massachusetts                 0-959                   04-2008039
 (State or other jurisdiction      (Commission File          (IRS Employer
       of incorporation)               Number)            Identification No.)



                175 Federal Street, Boston, Massachusetts  02110
             (Address of principal executive offices and zip code)


              Registrant's telephone number, including area code:
                                 (617) 482-1040





                                 CONFORMED COPY

Exhibit Index appears on page 3



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Item 5.   Other Events.

     Effective after the close of business on June 30, 1995, BayBanks, Inc. (the "Company") acquired NFS Financial Corp. ("NFS"), a New Hampshire-based savings and loan holding company.
 The acquisition was structured as a merger of BayBank New Hampshire, Inc. ("BBNH"), a wholly owned subsidiary of the Company, with and into NFS pursuant to the terms of an Acquisition Agreement dated December 22, 1994 among NFS, the Company and BBNH (the "Acquisition Agreement"). As a result of the merger, NFS became a wholly-owned subsidiary of the Company and its name was changed to BayBank New Hampshire, Inc. Following the acquisition, the two subsidiary banks of NFS, NFS Savings Bank, FSB of Nashua, N.H. and Plaistow Co-operative Bank, FSB of Plaistow, N.H. were merged into a single federal savings bank under the name BayBank FSB.

     The Acquisition Agreement was filed as an exhibit to the Company's Current Report on Form 8-K filed January 4, 1995. In accordance with the terms of the Acquisition Agreement, each share of NFS common stock, par value $.01, issued and outstanding at the time of consummation of the acquisition was converted into the right to receive (a) $20.15 in cash and (b)
0.1696 of a share of the Company's common stock, $2.00 par value. In addition, all options to purchase NFS common stock that were outstanding and unexercised upon consummation of the acquisition were converted into options to purchase shares of the Company's common stock.

     A copy of a press release of the Company issued in connection with the consummation of the acquisition is attached hereto as an exhibit and is incorporated herein by reference.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits:

                          See Exhibit Index on Page 3


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 BAYBANKS, INC.



Date:  July 6, 1995           By:  /s/ Michael W. Vasily
                                   --------------------------------------
                                   Michael W. Vasily
                                   Executive Vice President and Treasurer



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                                 EXHIBIT INDEX

 Exhibit
   No.         Description
   99       BayBanks, Inc. Press Release Dated June 30, 1995 entitled
            "BayBanks, Inc. Completes Acquisition of NFS
            Financial Corp."


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